EXHIBIT 99.1
TEXAS PACIFIC LAND TRUST

1700 Pacific Avenue
Suite 1670
Dallas, Texas 75201
______

TRUSTEES: Maurice Meyer III John R. Norris III James K. Norwood	Telephone (214) 969-5530	ROY THOMAS General Agent DAVID M. PETERSON Assistant General Agent

TEXAS PACIFIC LAND TRUST

REPORT OF OPERATIONS - UNAUDITED

		Three Months Ended

	June 30, 2008		June 30, 2007

Rentals, royalties and other income	$5,243,698		$3,581,661

Land sales	192,000		--

Total income	$5,435,698		$3,581,661

Provision for income tax	$1,336,728		$841,119

Net income	$3,217,622		$1,972,951

Net income per sub-share	$.31		$.19

Average sub-shares outstanding during period	10,432,250		10,576,042

		Six Months Ended

	June 30, 2008		June 30, 2007

Rentals, royalties and other income	$9,832,185		$6,545,897

Land sales	639,040		--

Total income	$10,471,225		$6,545,897

Provision for income tax	$2,584,931		$1,487,668

Net income	$6,148,379		$3,543,564

Net income per sub-share	$.59		$.33

Average sub-shares outstanding during period	10,447,546		10,587,113

This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include statements regarding the Trust's future operations and prospects, the markets for real estate in the areas in which the Trust owns real estate, applicable zoning regulations, the markets for oil and gas, production limits on prorated oil and gas wells authorized by the Railroad Commission of Texas, expected competition, management's intent, beliefs or current expectations with respect to the Trust's future financial performance and other matters.  We assume no responsibility to update any such forward-looking statements.